EXHIBIT 99.1

For Immediate Release

October 21, 2020

AVANGRID and PNM Resources to Combine in Strategic Merger Transaction

Strategic alignment in transition to clean energy and commitment to ESG strategy creates a leading U.S. regulated utility and renewable energy platform

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Transaction merges two strategically aligned, premier companies to create a large, diversified national regulated utility and renewable energy platform with approximately $14 billion of rate base, more than 4 million electric and natural gas utility customers and more than 7.4 gigawatts of renewable energy assets

•	PNM Resources shareholders to receive $50.30 cash per share of common stock held at closing of the transaction

•	New combined company’s largest shareholder will be Iberdrola, S.A., the third largest electricity company in the world and a leading global renewable energy company

•	Combined company will have a strong financial profile, a solid investment grade balance sheet and robust cash flow profile, supported by the unparalleled global resources of Iberdrola

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Continued commitment to exit coal with the approved abandonment of the San Juan coal plant in 2022 and continued efforts to exit Four Corners coal plant prior to the expiration of ownership and coal supply agreements in 2031

(ALBUQUERQUE, N.M.) – PNM Resources (NYSE: PNM) today announced with AVANGRID (NYSE: AGR) that they have entered into a definitive agreement under which AVANGRID will acquire all the outstanding shares of PNM Resources. The agreement, which has been unanimously approved by both companies’ Boards of Directors, creates a leading U.S. regulated utility and renewable energy platform.

Under the terms of the agreement, PNM Resources shareholders will receive $50.30 in cash for each share of PNM Resources common stock held at closing, representing an equity value of approximately $4.3 billion. The proposed transaction implies a 19.3% premium to PNM Resources 30-day volume weighted average price (VWAP) as of 10/20/20.

“We are excited to be part of this transaction that provides so many benefits to our customers, communities, employees and shareholders,” said Pat Vincent-Collawn, Chairman, President and CEO of PNM Resources. “Our combined companies provide greater opportunities to invest in the infrastructure and new technologies that will help us navigate our transition to clean energy while maintaining our commitments to our local teams and communities.”

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COMBINED COMPANY

The combination creates a larger, more diversified regulated utility and renewable energy company with electric and gas utilities in complementary geographies. Regulated utility operations expand under the transaction and provide increased operational and regulatory diversification, serving more than 4 million electric and natural gas customers of 10 regulated utilities across New York, Connecticut, Maine, Massachusetts, New Mexico, and Texas. These combined operations are supported by $14 billion of rate base, including more than 104,000 miles of electric transmission and distribution lines.

AVANGRID is the third largest wind operator in the U.S. and is a leading sustainable energy company with more than 7.4 gigawatts of installed wind and solar capacity. The strategic combination with PNM Resources also provides a platform for AVANGRID to expand its renewables business in the Southwest beyond its existing 1.9-gigawatt capacity wind projects in New Mexico and Texas and 200 megawatts of wind and solar capacity in Arizona. The scope and diversity of the combined business results in greater ability to invest in energy efficiency and new technologies.

The combined company’s robust financial profile will provide flexibility to pursue near- and long-term growth opportunities, particularly in electric transmission and renewable energy. Through AVANGRID’s parent company, Iberdrola, S.A., the combined company will have access to extensive financial resources to support this growth profile.

Ignacio Galán, Iberdrola and Avangrid Chairman: “This transaction is a consequence of the IBERDROLA Group’s disciplined strategy followed over more than 20 years. This is a friendly transaction, focused on regulated businesses and renewables in highly rated states with legal and regulatory stability and predictability offering future growth opportunities.”

Dennis Arriola, Avangrid’s CEO who will remain as CEO of the combined Company said: “This merger between Avangrid and PNM Resources is a strategic fit and helps us further our growth in both clean energy distribution and transmission, as well as helping to expand our growing leadership position in renewables. Our two companies also share the same values as we both are passionate about our customers, employees, and the communities we serve. In addition, both AVANGRID and PNM Resources are leaders in environmental, social and governance issues that impact our stakeholders.”

OTHER INFORMATION

The combined company recognizes the value that local management’s knowledge and expertise bring to serving the communities in which its businesses operate. PNM Resources operations will continue to be overseen locally and the current headquarters of the utilities in New Mexico and Texas will remain. Customers of Public Service Company of New Mexico (PNM) and Texas-New Mexico Power Company (TNMP), the wholly-owned regulated utility subsidiaries of PNM Resources, will benefit from the shared knowledge and technology across a global organization. The combined entity will have access to greater resources to continue providing safe and reliable service that supports an accelerated transition to clean energy and provides customer value.

Pat Vincent-Collawn will step down as Chairman, President and Chief Executive Officer upon closing of the transaction. Don Tarry, current Chief Financial Officer of PNM Resources, will oversee the continuing operations of PNM and TNMP. Two directors from the current PNM Resources Board will serve as independent directors of AVANGRID. One director from the current PNM Resources Board will also serve on the Board of the Avangrid Networks business.

PNM remains committed to exiting coal through the approved abandonment of San Juan Generating Station in 2022 and the continued efforts to exit its 200-megawatt ownership interest in the Four Corners Power Plant earlier than originally planned. PNM sees the potential for additional customer savings by exiting the plant sooner than the expiration of the ownership and coal supply agreements in 2031. An earlier exit from Four Corners also opens the door for the combined company to bring additional renewable resources onto the grid in support of New Mexico’s increasing renewable energy standards and 2045 carbon-free mandate.

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The transaction is subject to PNM Resources shareholder approval, regulatory approvals from the New Mexico Public Regulation Commission, Public Utility Commission of Texas, Federal Energy Regulatory Commission, Department of Justice (Hart Scott-Rodino Clearance), Nuclear Regulatory Commission, Federal Communications Commission and Committee on Foreign Investment in the United States, and other customary closing conditions. The transaction is expected to close between October and December 2021.

ADVISORS

Evercore served as exclusive financial advisor and Troutman Pepper served as legal advisor to PNM Resources. BNP Paribas served as exclusive financial advisor and Latham & Watkins served as legal advisor to AVANGRID.

CONFERENCE CALL

PNM Resources will discuss today’s announcement during a live conference call and audio webcast on Wednesday, October 21st at 11 a.m. Eastern. Speaking on the call will be Pat Vincent-Collawn, PNM Resources chairman, president and CEO, Chuck Eldred, PNM Resources executive vice president of corporate development and finance, and Don Tarry, PNM Resources senior vice president and CFO.

A live webcast of the call will be archived at http://www.pnmresources.com/investors/events.cfm. Listeners are encouraged to visit the website at least 30 minutes before the event to register, download and install any necessary audio software.

Investors and analysts can participate in the live conference call by pre-registering using the following link to receive a special dial-in number and PIN: http://dpregister.com/10149441. Telephone participants who are unable to pre-register may participate in the live conference call by dialing (877) 276-8648 or (412) 317-5474 fifteen minutes prior to the event and referencing “the PNM Resources conference call”. Supporting material for the call can be viewed and downloaded at http://www.pnmresources.com/investors/events.cfm.

Background:

PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M., with 2019 consolidated operating revenues of $1.5 billion. Through its regulated utilities, PNM and TNMP, PNM Resources has approximately 2,811 megawatts of generation capacity and provides electricity to approximately 790,000 homes and businesses in New Mexico and Texas. For more information, visit the company’s website at www.PNMResources.com.

Avangrid, Inc. (NYSE: AGR) is a leading, sustainable energy company with approximately $35 billion in assets and operations in 24 states in the United States that holds the U.S. energy operations of its parent, Iberdrola. With headquarters in Orange, Connecticut, Avangrid has two primary lines of business: Avangrid Networks and Avangrid Renewables. Avangrid Networks owns eight electric and natural gas utilities, serving more than 3.3 million customers in New York and New England. Avangrid Renewables owns and operates a portfolio of renewable energy generation facilities across the United States.

PNM RESOURCES CONTACTS:

Analysts	Media
Lisa Goodman	Ray Sandoval
(505) 241-2160	(505) 241-2782

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Additional Information about the Proposed Transaction and Where to Find It

The proposed business combination transaction between PNM Resources and Avangrid will be submitted to the shareholders of PNM Resources for their consideration. PNM Resources will file a proxy statement and other documents with the Securities and Exchange Commission (the “SEC”) regarding the proposed business combination transaction. This document is not a substitute for the proxy statement or any other document which PNM Resources may file with the SEC and send to PNM Resources’ shareholders in connection with the proposed business combination transaction. INVESTORS AND SECURITY HOLDERS OF PNM RESOURCES ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PNM RESOURCES AND THE PROPOSED TRANSACTION. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from PNM Resources’ website (https://www.pnmresources.com/) under the tab “Investor” and then under the heading “SEC Filings.”

Participants in the Solicitation

Avangrid, PNM Resources, their respective directors and certain of their respective executive officers and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction under the rules of the SEC. Information about PNM Resources’ directors and executive officers is set forth in its definitive proxy statement for its 2020 Annual Meeting of Shareholders, which was filed with the SEC on March 31, 2020, and its Form 10-K filed with the SEC on March 2, 2020. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction will be included in the proxy statement and other relevant materials PNM Resources intends to file with the SEC.

FORWARD-LOOKING STATEMENTS

Statements made in this press release that relate to future events or expectations, projections, estimates, intentions, goals, targets, and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally include statements regarding the potential transaction between PNM Resources and Avangrid, including any statements regarding the expected timetable for completing the potential merger, the ability to complete the potential merger, the expected benefits of the potential merger, projected financial information, future opportunities, and any other statements regarding PNM Resources’ and Avangrid’s future expectations, beliefs, plans, objectives, results of operations, financial condition and cash flows, or future events or performance. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates. Neither Avangrid nor PNM Resources assumes any obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, Avangrid and PNM Resources caution readers not to place undue reliance on these statements. Avangrid’s and PNM Resources’ business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond its control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. For a discussion of risk factors and other important factors affecting forward-looking statements, please see PNM Resources’ Form 10-K and Form 10-Q filings and the information filed on PNM Resources’ Forms 8-K with the SEC, which factors are specifically incorporated by reference herein and the risks and uncertainties related to the proposed merger with Avangrid, including, but not limited to: the expected timing and likelihood of completion of the pending merger, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the pending merger that could reduce anticipated benefits or cause the parties to abandon the transaction, the failure by Avangrid to obtain the necessary financing arrangement set forth in commitment letter received in connection with the merger, the ability to successfully integrate the businesses, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the possibility that PNM Resources’ shareholders may not approve the merger agreement, the risk that the parties may not be able to satisfy the conditions to the proposed merger in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the proposed merger, and the risk that the proposed transaction and its announcement could have an adverse effect on the ability of PNM Resources to retain and hire key personnel and maintain relationships with its customers and suppliers, and on its operating results and businesses generally. Other unpredictable or unknown factors not discussed in this communication could also have material adverse effects on forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

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